UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-31508	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street, Jackson, MS 39201 Telephone (601) 368-5000	64-0205830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 23, 2018, Entergy Mississippi, Inc. (Entergy Mississippi) filed an application with the Mississippi Public Service Commission (MPSC) seeking authorization to undertake a restructuring which would result in the transfer of substantially all of the assets and operations of Entergy Mississippi to a new entity, which would ultimately be held by an existing holding company.

The restructuring is subject to regulatory review and approval of the MPSC, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission. If such approvals are obtained, Entergy Mississippi expects the restructuring will be consummated on or before December 1, 2018.

It is currently contemplated that Entergy Mississippi would undertake a multi-step restructuring, which would include the following:

•
Entergy Mississippi would redeem its outstanding preferred stock, at the aggregate redemption price of approximately $21.2 million, including call premiums, plus accumulated and unpaid dividends, if any.

•	Entergy Mississippi would convert from a Mississippi corporation to a Texas corporation.

•
Under the Texas Business Organizations Code (TXBOC), Entergy Mississippi will allocate substantially all of its assets to a new subsidiary, which is expected to be named Entergy Mississippi Power and Light, LLC, a Texas limited liability company (EMPL), and EMPL will assume substantially all of the liabilities of Entergy Mississippi, in a transaction regarded as a merger under the TXBOC. Entergy Mississippi will remain in existence and hold the membership interests in EMPL.

•
Entergy Mississippi will contribute the membership interests in EMPL to an affiliate (Entergy Utility Holding Company LLC, a Texas limited liability company and subsidiary of Entergy Corporation (EUH)). As a result of the contribution, EMPL will be a wholly-owned subsidiary of EUH.

•	Entergy Mississippi will change its name to Entergy Utility Enterprises, Inc., and EMPL will then change its name to Entergy Mississippi, LLC.

Upon the completion of the restructuring, Entergy Mississippi, LLC will hold substantially all of the assets, and will have assumed substantially all of the liabilities, of Entergy Mississippi. Entergy Mississippi may modify or supplement the steps to be taken to effectuate the restructuring.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Mississippi, Inc.
By:/s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: March 23, 2018